EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of the Sarbanes -Oxley Act of 2002

        In connection with the annual report of China Housing & Land Development, Inc. (the Company), on Form 10-K for the period ended December 31, 2007 as filed with the Securities and Exchange Commission (SEC) on the date hereof (the Report), the undersigned officer of the Company certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

    i.        the Report fully complies with the requirements of Section 13(a)or 15(d) of the Securities Exchange Act of 1934; and

    ii.        the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

        A signed original of this written statement has been provided to the Company and will be retained by the Company and will be furnished to the SEC or our staff upon request.

/s/ Lu Pingji
Lu Pingji
Chairman and Chief Executive Officer
March 28, 2008

        This Certification of Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 is not filed” for purposes of Section 18 of the Securities Exchange Act of 1934 but is instead furnished as provided by applicable rules of the Securities Exchange Commission.